UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

COJAX OIL AND GAS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-257331 (Commission File Number)	46-1892622 (I.R.S. Employer Identification No.)

3033 Wilson Boulevard, Suite E-605 Arlington, Virginia (Address of principal executive offices)	22201 (Zip Code)

Registrant’s telephone number, including area code: (703) 216-8606

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 5.02 below, which disclosure is incorporated herein by reference.

The issuances of the Shares (as defined below) are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as transactions by an issuer not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2022, the Board of Directors of CoJax Oil and Gas Corporation, a Virginia corporation (the “Company”) appointed William Allan Bradley as a member of the Company’s Board of Directors (the “Board”), effective immediately.

Mr. Bradley, 56, has over fifteen years of leadership, business consulting, financial, and management experience for publicly traded and private companies. Since June 2011, Mr. Bradley served as M&A/Business Consulting Managing Director and Chief Financial Officer at Global Advisors Inc. where he provided business consulting services, reviewed client’s financial position and managed relationships, conducted financial reviews, including the PCAOB or IFRS audit process, and provided his consulting business advice on restructuring and potential mergers and acquisitions.  Since September 2018 he has served as the Chairman of the Board of Magagram Social Media Inc., a Toronto-based private company, from December 2006 to June 2011 as Chief Executive Officer of Ocean to Ocean Inc., and from January 2002 until November 2006, as Vice President of Gourmet Foods International.  Mr. Bradley graduated from York University in 1998 in Finance and Economics and received his undergraduate degree with honors in 1991 in Business Finance from Sandford College.

Except as disclosed in this current report on Form 8-K, there are no arrangements or understandings between Mr. Bradley and any other person pursuant to which he was appointed as a director of the Company.  There are no family relationships between Mr. Bradley and any of the Company’s other officers or directors. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Bradley had, or will have, a direct or indirect material interest.

In connection with Mr. Bradley’s appointment as a director, the Company entered into a director service agreement with Mr. Bradley (the “Service Agreement”). The Service Agreement commenced on March 7, 2022, and shall continue for an initial term of one year with an option to renew for each successive year unless the Service Agreement is terminated earlier on the date Mr. Bradley ceases to be a member of the Board for any reason, as follows: (a) at any time upon thirty (30) days prior written notice by Mr. Bradley of his resignation; (b) upon the close of any shareholder’s meeting for the election of directors, if Mr. Bradley is not re-elected to serve as a director of the Company at such meeting; (c) automatically if, at any time, Mr. Bradley becomes disqualified under the terms of the Articles of Incorporation of the Company; (d) upon a determination by a majority of the Board (not including Mr. Bradley), that he has committed a breach of any of his obligations under this Agreement.

Pursuant to the terms of the Service Agreement, as compensation for his services as a member of the Board, the Company will issue to Mr. Bradley 10,000 shares of the Company’s common stock (the “Shares”).  In addition, the Service Agreement includes provisions for expense reimbursement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2022

	By:	/s/ Jeffrey J. Guzy
	Name:	Jeffrey J. Guzy
	Title:	Chief Executive Officer